UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2022, Innovative Industrial Properties, Inc. (the “Company”) and IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 1,578,948 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $190.00 per share. The offering closed on April 5, 2022.

Pursuant to the terms of the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to an additional 236,842 shares of Common Stock. On April 4, 2022, the Underwriters exercised the option to purchase the additional shares in full. The offering of the additional shares is expected to close on April 6, 2022.

Gross proceeds from the sale of Common Stock in the offering were approximately $300.0 million, and upon closing of the offering of the additional shares, is expected to be approximately $345.0 million in aggregate.

Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit.

The offering is being conducted pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-262320). The offering was made pursuant to the prospectus supplement, dated April 1, 2022, and the accompanying prospectus, dated January 24, 2022, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Common Stock is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Foley & Lardner LLP with respect to certain tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1.

Item 7.01 Regulation FD Disclosure.

On March 31, 2022, the Company issued a press release announcing the commencement of the offering; and on April 1, 2022, the Company issued a press release announcing the pricing of the offering, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in Item 7.01 of this report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit
1.1	Underwriting Agreement, dated as of April 1, 2022, between Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and BTIG, LLC, as representative of the several Underwriters.
5.1	Opinion of Foley & Lardner LLP (including consent of such firm).
8.1	Opinion of Foley & Lardner LLP regarding certain tax matters (including consent of such firm).
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2	Consent of Foley & Lardner LLP (included in Exhibit 8.1).
99.1	Press release issued by Innovative Industrial Properties, Inc. on March 31, 2022.
99.2	Press release issued by Innovative Industrial Properties, Inc. on April 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2022	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer